UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 07, 2024 (June 06, 2024)

Moelis & Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36418	46-4500216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 4th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 883-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 6, 2024, Moelis & Company (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, and as further described in Item 5.07 below, stockholders approved the Moelis & Company 2024 Omnibus Incentive Plan (the “2024 Moelis Omnibus Incentive Plan”). The Company’s Board of Directors previously approved the 2024 Moelis Omnibus Incentive Plan, subject to stockholder approval at the Annual Meeting. A description of the material terms of the 2024 Moelis Omnibus Incentive Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-36418) filed with the Securities and Exchange Commission on April 25, 2024 (the “Proxy Statement”) under Proposal 4 and is incorporated herein by reference. The description of the material terms of the 2024 Moelis Omnibus Incentive Plan is qualified in its entirety by reference to the 2024 Moelis Omnibus Incentive Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 6, 2024, the Company held its Annual Meeting. (b) At the Annual Meeting, stockholders voted on proposals to (1) elect five directors to the Company’s board of directors; (2) approve, on an advisory basis, the compensation of the Company’s named executive officers; (3) approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers; (4) approve the 2024 Moelis Omnibus Incentive Plan; and (5) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Following is the final tabulation of votes cast at the meeting.

Proposal 1:

Five directors were elected to the board of directors, based upon the following final tabulation of votes:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Kenneth Moelis	103,306,834	3,014,706	25,736	5,413,216
Eric Cantor	101,885,128	4,437,948	24,200	5,413,216
John A. Allison IV	83,610,302	22,710,625	26,349	5,413,216
Kenneth L. Shropshire	91,312,517	14,989,594	45,165	5,413,216
Laila Worrell	91,772,379	14,531,668	43,229	5,413,216

Proposal 2:

The non-binding, advisory vote on the compensation of the Company’s named executive officers was approved, based upon the following final tabulation of votes:

For	98,862,902
Against	7,432,542
Abstain	51,832
Broker Non-Votes	5,413,216

Proposal 3:

Stockholders approved a frequency of one year for the non-binding, advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, based upon the following final tabulation of votes:

1 Year	105,379,946
2 Years	43,856
3 Years	876,470
Abstain	47,004

Proposal 4:

The 2024 Moelis Omnibus Incentive Plan was approved, based upon the following final tabulation of votes:

For	78,351,831
Against	27,777,335
Abstain	218,110
Broker Non-Votes	5,413,216

Proposal 5:

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 was ratified, based upon the following final tabulation of votes:

For	109,410,884
Against	2,318,307
Abstain	31,301
Broker Non-Votes	0

(c) Not applicable.

(d) The Company’s Board of Directors, taking into consideration the final tabulation of votes for Proposal 3, as described above, and consistent with the Company’s Board of Directors recommendation, determined that the Company will hold non-binding, advisory votes to approve the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1**	Moelis & Company 2024 Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

**	Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

Date: June 07, 2024	By:	/s/ Osamu Watanabe
Name: Osamu Watanabe Title: General Counsel and Secretary